SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported): May 3, 2004



                                Blair Corporation


                   (Exact name of registrant as specified in its charter)



          Delaware                 001-00878                  25-0691670
          --------                 ---------                  ----------
      (State or other        (Commission File No.)         (I.R.S. Employer
      Jurisdiction of                                    Identification No.)
       incorporation)

     220 Hickory Street, Warren, Pennsylvania                 16366-0001
     (Address of Principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (814) 723-3600


                                 Not Applicable
          (Former name or former address, if changed since last report)



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                                                                       Page -2-

Item 5.  Other Events and Regulation FD Disclosure

      On May 3, 2004, Blair Corporation (the "Company") announced as a part of an analysis, assisted by McKinsey & Company, a national marketing and strategy consulting firm, that Blair will discontinue circulation of its 4-year-old Crossing Pointe catalog title in early 2005 and is presently evaluating the opportunity for maintaining a Web-based Crossing Pointe business.
         A copy of the press release regarding the foregoing is attached hereto as Exhibit 99.1.



Item 7.  Financial Statements and Exhibits

         (c)   Exhibits

               Exhibit 99.1.  Press Release



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                                                                      Page -3-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  May 3, 2004                  Blair Corporation

                               By: John E. Zawacki
                                   ----------------
                                   John E. Zawacki
                                   President and Chief Executive Officer


                               By: Bryan J. Flanagan
                                   -----------------
                                   Bryan J. Flanagan
                                   Senior Vice President and Chief
                                   Financial Officer



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                                                                     Page - 4-

                                                                  Exhibit 99.1

FOR IMMEDIATE RELEASE:
CONTACTS:
Blair Corporation                                     Carl Hymans
Bryan Flanagan, SVP/Chief Financial Officer           G.S. Schwartz & Co
Thomas McKeever, SVP/Operations & Administration      212-725-4500
814-723-3600                                          carlh@schwartz.com


       BLAIR CORPORATION TO FOCUS NEW BUSINESS DEVELOPMENT ON CORE CUSTOMERS

WARREN, PA, (May 3, 2004) Blair Corporation (Amex: BL), (www.blair.com), a national catalog and multi-channel direct marketer of women's and men's apparel and home products, has announced its intention to more fully focus new business development efforts on the core Blair brand and its proven appeal to significant market segments.

The decision to focus on core operations is based in part on the historical success of the Blair brand and an extensive consumer and brand strategy study undertaken by the Company as a component of its efforts to enhance profitability and shareholder value.

As a part of this analysis, assisted by McKinsey & Company, a national marketing and strategy consulting firm, Blair will discontinue circulation of its 4-year-old Crossing Pointe catalog title in early 2005 and is presently evaluating the opportunity for maintaining a Web-based Crossing Pointe business.

John E. Zawacki, President and CEO, stated, "Historically, the core Blair brand has been the cornerstone of our business and has generated the growth and profitability to position us for the future. Our actions, based on extensive consumer research and the success of our core brand, will enable us to get closer to the markets we serve best, maintain the customer intimacy that has been the hallmark of our business and further establish the Blair brand for a new generation of customers." Mr. Zawacki added, "We do not anticipate that our decision regarding Crossing Pointe will have any negative effect on Blair's 2004 profitability but do expect it to benefit the Company's financial performance in 2005 and beyond."

The Company anticipates that the current direct contingent of non-management Crossing Pointe associates, as well as other interdepartmental support personnel, will be redeployed within the Blair business.


ABOUT BLAIR
Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women's and men's apparel and home products through direct mail marketing and its Web sites www.blair.com, www.crossingpointe.com and www.irvinepark.com . Blair Corporation employs over 2,500 people and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of more than $580 million, is publicly traded on the American Stock Exchange (AMEX-BL).

This release contains certain statements, including without limitation, statements containing the words "believe," "plan," "expect," "anticipate," and words of similar import relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.